Exhibit 4.187

23 December 2014
BOONE STAR OWNERS INC. and
IOKASTI OWNING COMPANY LIMITED
 as Borrowers
and
DRYSHIPS INC.
 as Corporate Guarantor
and
PIRAEUS BANK S.A. (also known as PIRAEUS BANK A.E.)
 as Lender

FOURTH SUPPLEMENTAL AGREEMENT

 relating to a loan facility of (originally) US$90,000,000

WATSON FARLEY
&
 WILLIAMS

Index
Clause		Page

1	Interpretation	2

2	Agreement of the Lender	3

3	Conditions Precedent	3

4	Representations and Warranties	4

5	Amendments to Loan Agreement, The Corporate Guarantee and other Finance Documents	4

6	Further Assurances	8

7	Fees and Expenses	8

8	Communications	8

9	Supplemental	9

10	Law and Jurisdiction	9

Execution Page		10

THIS FOURTH SUPPLEMENTAL AGREEMENT is made on 23 December 2014
BETWEEN
(1)	BOONE STAR OWNERS INC. and IOKASTI OWNING COMPANY LIMITED as joint and several Borrowers;
(2)	DRYSHIPS INC. as Corporate Guarantor; and
(3)	PIRAEUS BANK S.A. (also known as PIRAEUS BANK A.E.), acting through its branch at 4 Amerikis Street, 105 64, Athens, Greece as Lender.
BACKGROUND
(A)	By a loan agreement (the "Loan Agreement") dated 5 October 2007 (as amended and supplemented by a first supplemental agreement dated 30 July 2009 (the "First Supplemental Agreement"), a second supplemental agreement dated 25 August 2010 (the "Second Supplemental Agreement") and a third supplemental agreement dated 1 August 2013 (the "Third Supplemental Agreement" and, together, with the First Supplemental Agreement and the Second Supplemental Agreement, the "Supplemental Agreements" and, in the singular, means either of them)) and made between (i) the Borrowers as joint several borrowers and (ii) the Lender, the Lender has made available to the Borrowers a loan facility in an amount of (originally) up to US$90,000,000, of which an amount of US$53,700,000 is outstanding by way of principal on the date hereof.
(B)	Pursuant to the Supplemental Agreements the Lender agreed to waive the application of the security cover provisions in Clause 14.1 and certain other covenants from 31 December 2008 until 31 December 2013 (the "Waiver Period").
(C)	The Borrowers and the Corporate Guarantor have requested that the Lender agrees to (inter alia):
(i)	extend (the "Extension") further the Waiver Period from 1 January 2014 up to and including 31 December 2014 (inclusive) subject to the terms and conditions set out in this Agreement;
(ii)	extend further the Covenants Waiver Period (as defined in the Corporate Guarantee) in respect of the relaxation of the financial covenants set out in paragraphs (a) and (b) of clause 11.15 of the Corporate Guarantee from 31 December 2013 up to and including 26 November 2015 (inclusive) (the "Corporate Guarantee Amendment");
(iii)	the consequential amendments (the "Consequential Amendments") to the Loan Agreement, the Corporate Guarantee and the other Finance Documents in connection with those matters; and
(iv)	the amendment and/or variation of certain other provisions of the Loan Agreement (together, the "Additional Amendments" and, together with, the Corporate Guarantee Amendment and the Consequential Amendments, the "Amendments" and each an "Amendment").
(D)	The Lender's consent to the request of the Borrowers referred to in Recital (C) is subject to, inter alia, the following conditions:
(i)	the Corporate Guarantor executing and delivering to the Lender the Additional Security referred to in clause 10.21 of the Loan Agreement in respect of 6,418,350 Required Shares and ensuring that it remains in full force and effect up to and including 31 December 2014 (inclusive);

(ii)	the Margin being increased at 4.85 per cent. per annum during the Margin Applicable Period (as defined below);
(iii)	the consequential amendments of the Loan Agreement, the Corporate Guarantee and the Finance Documents pursuant to the terms of this Fourth Supplemental Agreement; and
(iv)	all other terms and conditions contained herein.
(E)	This Fourth Supplemental Agreement sets out the terms and conditions on which the Lender agrees, with effect on and from the Effective Date, to amend the Loan Agreement and the Corporate Guarantee.
IT IS AGREED as follows:
1	INTERPRETATION
1.1	Defined expressions
Words and expressions defined in the Loan Agreement and the other Finance Documents shall have the same meanings when used in this Fourth Supplemental Agreement unless the context otherwise requires.
1.2	Definitions
In this Fourth Supplemental Agreement, unless the contrary intention appears:
"ASTT" means American Stock Transfer & Trust Company, a company whose address is American Stock Transfer & Trust Company, LLC, Attn: Relationship Management, 6201 15th Avenue, Brooklyn, NY 11219;
"Applicable LIBOR Period" means the period commencing on 1 January 2014 (inclusive) and ending on 31 December 2014 (inclusive);
"Effective Date" means the date on which the conditions precedent in Clause 3 are satisfied;
"Loan Agreement" means the loan agreement dated 5 October 2007 (as amended and supplemented from time to time) referred to in Recital (A); and
"Margin Applicable Period" means, in respect of:
(i)	the Boone Advance, the period commencing on 17 January 2014 (inclusive) and ending on 31 December 2014 (inclusive); and
(ii)	the lokasti Advance, the period commencing on 28 February 2014 (inclusive) and ending on 31 December 2014 (inclusive).
1.3	Application of construction and interpretation provisions of Loan Agreement
Clauses 1.2 and 1.5 of the Loan Agreement apply, with any necessary modifications, to this Fourth Supplemental Agreement.

2	AGREEMENT OF THE LENDER
2.1	Agreement of the Lender
The Lender agrees, subject to and upon the terms and conditions of this Fourth Supplemental Agreement, to:
(a)	the Extension;
(b)	the Amendments;
(c)	the consequential amendment of the Loan Agreement, the Corporate Guarantee and the other Finance Documents in connection with the matters referred to in paragraphs (a) to (b) above; and
(d)	the other amendments to the Loan Agreement, the Corporate Guarantee and the other Finance Documents which have been set out in Clause 5.
2.2	Effective Date
The agreement of the Lender contained in Clauses 2.1 and 2.2 shall have effect on and from the Effective Date.
3	CONDITIONS PRECEDENT
3.1	General
The agreement of the Lender contained in Clause 2.1 is subject to the fulfilment of the conditions precedent in Clause 3.2.
3.2	Conditions precedent
The conditions referred to in Clause 3.1 are that the Lender shall have received the following documents and evidence in all respects in form and substance satisfactory to the Lender and its lawyers on or before the Effective Date:
(a)	documents of the kind specified in paragraphs 3, 4 and 5 of Schedule 2, Part A to the Loan Agreement in relation to each Borrower and the Corporate Guarantor in connection with its respective execution of this Fourth Supplemental Agreement and, in the case of the Corporate Guarantor, the Pledge and Security Assignment and the Control Agreement, updated with appropriate modifications to refer to this Fourth Supplemental Agreement;
(b)	an original of this Fourth Supplemental Agreement duly executed by the parties to it and duly acknowledged by the Approved Manager and any other Security Party confirming their agreement to the terms and conditions of the same;
(c)	a duly executed original of each of the Pledge and Security Agreement and the Control Agreement;
(d)	evidence that the relevant UCC statement in respect of the Pledge and Security Agreement has been filed;
(e)	such documentary evidence as the Lender and its legal advisors may require in relation to the authorisation and execution, in the case of Ocean Rig and acknowledgement, in the case of ASTT, of the Control Agreement;

(f)	such legal opinions as the Agent may require in respect of the matters contained in this Fourth Supplemental Agreement, the Pledge and Security Agreement and the Control Agreement;
(g)	evidence that the agent referred to in clause 30.4 of the Loan Agreement has accepted its appointment as agent for service of process under this Fourth Supplemental Agreement; and
(h)	copies of all governmental and other consents, licences, approvals and authorisations as may be necessary to authorise the performance by each of the Borrower, the Corporate Guarantor and any other Security Party of its obligations under this Agreement, the Pledge and Security Agreement and the Control Agreement and the execution, validity and/or enforceability of the same;
(i)	written confirmation (in a form acceptable to the Lender) that each Borrower has complied at all times and in all respects with all relevant legislation and regulations applicable to it for the protection of the rights of its employees; and
(j)	any other document or evidence as the Lender may request in writing from the Borrowers.
4	REPRESENTATIONS AND WARRANTIES
4.1	Repetition of Loan Agreement representations and warranties
Each Borrower represents and warrants to the Lender that the representations and warranties in clause 9 of the Loan Agreement remain true and not misleading if repeated on the date of this Fourth Supplemental Agreement.
4.2	Repetition of Finance Document representations and warranties
Each Borrower and each of the other Security Parties represents and warrants to the Lender that the representations and warranties in the Finance Documents (other than the Loan Agreement) to which it is a party remain true and not misleading if repeated on the date of this Fourth Supplemental Agreement.
5	AMENDMENTS TO LOAN AGREEMENT, THE CORPORATE GUARANTEE AND OTHER FINANCE DOCUMENTS
5.1	Specific amendments to Loan Agreement
With effect on and from the Effective Date the Loan Agreement shall be amended as follows:
(a)	by adding the definitions of "ASTT", "Applicable LIBOR Period" and the "Margin Applicable Period" as they appear in Clause 1.2, in clause 1.1 thereof;
(b)	by deleting in its entirety the definition of "Applicable Period" from clause 1.1 thereof;
(c)	by adding the following new definitions in clause 1.1 thereof:
""Additional Security Period" means the period commencing on the date of the Fourth Supplemental Agreement and ending on 31 December 2014 at 23:59 New York time (inclusive);
"Fourth Supplemental Agreement" means the supplemental agreement dated November 2014 and made between (i) the Borrowers as joint and several borrowers, (ii) the Corporate Guarantor and (iii) the Lender setting out the terms and conditions upon which this Agreement is amended and supplemented;

"Screen Rate" means the London interbank offered rate administered by the ICE Benchmark Administration Limited (or any other person which takes over the administration of that rate) for Dollars for the relevant period displayed on pages LIBOR01, LIBOR02 or LIBOR= of the Reuters screen (or any replacement Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Reuters. If such page or service ceases to be available, the Lender may specify another page or service displaying the relevant rate after consultation with the Borrowers;";
(d)	by replacing all references to "Reuters BBA Page LIBOR 01" throughout the Loan Agreement with "Screen Rate";
(e)	by deleting the definition of "LIBOR" in clause 1.1 thereof in its entirety and substituting the same with the following new definition:
""LIBOR" means for an Interest Period:
(a)	the rate per annum equal to the offered quotation for deposits in Dollars for a period equal to, or as near as possible equal to, the relevant Interest Period which appears on the Screen Rate; or
(b)	if no rate is quoted on the Screen Rate:
(i)	during the Applicable LIBOR Period, the rate per annum determined by the Lender in accordance with Clauses 4.6, 4.7 and 4.8 of this Agreement; and
(ii)	at all other times thereafter, the rate per annum determined by the Lender to be the rate per annum which leading banks in the London Interbank Market offer for deposits in Dollars in the London Interbank Market at or about 11.00 a.m. (London time) on the second Business Day prior to the commencement of that Interest Period for a period equal to that Interest Period and for delivery on the first Business Day of it;
(f)	by deleting the definition of "Margin" in clause 1.1 thereof in its entirety and substituting the same with the following new definition:
"Margin" means:
(a)	during the Margin Applicable Period, 4.85 per cent. per annum; and
(b)	at all other times thereafter:
(i)	2.60 per cent. per annum at any time when the Security Cover Ratio is less than 125 per cent.; and
(ii)	1.75 per cent. per annum at any time when the Security Cover Ratio is equal to or more than 125 per cent. Provided that (A) the Corporate Guarantor has been released from all its obligations under the Pledge and Security Agreement and (B) no Event of Default or Potential Event of Default has occurred and is continuing at any relevant time;";
(g)	by deleting the definition of Waiver Period in clause 1.1 thereof in its entirety and substituting the same with the following new definition:
""Waiver Period" means the period which originally commenced on 31 December 2008 and ended on 31 December 2013 (inclusive) and pursuant to the Fourth Supplemental Agreement the new period commencing on 1 January 2014 (inclusive) and ending on 31 December 2014 (inclusive);";

(h)	by deleting clause 4.4 in its entirety and replacing it with the following new clause:
"4.4 Notification of market disruption. The Lender shall promptly notify the Borrower if no rate is quoted on the Screen Rate or if (other than during the Applicable LIBOR Period) for any reason the Lender is unable to obtain Dollars in the London Interbank Market in order to fund an Advance during any Interest Period, stating the circumstances which have caused such notice to be given.";
(i)	by deleting clauses 10.21 thereof in its entirety and replacing it with following new clauses:
"10.21 Additional Security
Each Borrower undertakes with the Lender to procure that the Corporate Guarantor:
(a)	executes and delivers on or prior to date of the Fourth Supplemental Agreement, the Pledge and Security Agreement and, to cause Ocean Rig as issuer to execute, and ASTT as broker to acknowledge, and deliver together with the Corporate Guarantor, the Control Agreement referred to therein in respect of the Required Shares; and
(b)	deliver to the Lender such other documents equivalent to those referred to in paragraphs 2 3 4 and 5 of Schedule 2, Part A of this Agreement as the Lender may require in connection with the execution of the Pledge and Security Agreement and the Control Agreement; and
(c)	to ensure that any additional security given pursuant to this Clause 10.21 shall remain in full force and effect until the last day of the Additional Security Period and at the end of such period, the Corporate Guarantor shall be automatically released from all its obligations under the Pledge and Security Agreement (subject to the proviso in Clauses 25.2 and 25.4 of this Agreement).
In this Clause 10.21:
"Required Shares" means 6,418,350 issued and outstanding shares of common stock in Ocean Rig (including all other or additional stock or other securities or property paid or distributed in respect of the Required Shares by way of stock-split, spin-off, split-up, reclassification, combination of shares or similar arrangements) currently in the legal and beneficial ownership of the Corporate Guarantor to be pledged in favour of the Lender pursuant to this Clause 10.21 in order to cover 125 per cent. of the Shortfall."
(j)	by adding the words "subject to no Event of Default being in existence at any relevant time" after the words "other than during the Waiver Period" in the second line of clause 14.1 thereof;
(k)	by deleting paragraph (b) of clause 27 thereof in its entirety and replacing it with the following new paragraph:
"(b)	to the Lender:Piraeus Bank S.A. 4 Amerikis Street 105 64, Athens Greece Fax No: +30 210 3739783";

(l)	the definition of, and references throughout to, each Finance Documents shall be construed as if the same referred to that Finance Document as amended and supplemented by this Fourth Supplemental Agreement; and
(m)	by construing references throughout to "this Agreement", "hereunder" and other like expressions as if the same referred to the Loan Agreement as amended and supplemented by this Fourth Supplemental Agreement.
5.2	Specific amendments to Corporate Guarantee
With effect on and from the Effective Date the Corporate Guarantee shall be amended as follows:
(a)	by deleting the definition of "Covenants Waiver Period" in clause 1.1 of the Corporate Guarantee its entirety and replacing it with the following new definition:
""Covenants Waived Period" means the period commencing on 31 December 2013 (inclusive) and ending on 26 November 2015 (inclusive);"; and
(b)	by construing references throughout to "this Guarantee", "hereunder" and other like expressions as if the same referred to the Loan Agreement as amended and supplemented by this Fourth Supplemental Agreement.
5.3	Amendments to Finance Documents
With effect on and from the Effective Date each of the Finance Documents (other than the Loan Agreement and the Corporate Guarantee) shall be, and shall be deemed by this Fourth Supplemental Agreement to be amended as follows:
(a)	the definition of, and references throughout each of the Finance Documents to, the Loan Agreement and any of the other Finance Documents shall be construed as if the same referred to the Loan Agreement and those Finance Documents as amended and supplemented by this Fourth Supplemental Agreement;
(b)	the definition of, and references throughout each of the Finance Documents to, the Corporate Guarantee and any of the other Finance Documents shall be construed as if the same referred to the Corporate Guarantee and those Finance Documents as amended and supplemented by this Fourth Supplemental Agreement;
(c)	by construing references throughout each of the Finance Documents to "this Agreement", "this Deed", hereunder and other like expressions as if the same referred to such Finance Documents as amended and supplemented by this Fourth Supplemental Agreement.
5.4	Finance Documents to remain in full force and effect
The Finance Documents shall remain in full force and effect as amended and supplemented by:
(a)	the amendments to the Finance Documents contained or referred to in Clauses 5.1, 5.2 and 5.3; and
(b)	such further or consequential modifications as may be necessary to give full effect to the terms of this Fourth Supplemental Agreement.

6	FURTHER ASSURANCES
6.1	Borrowers' and each Security Party's obligation to execute further documents etc.
Each Borrower and each other Security Party shall:
(a)	execute and deliver to the Lender (or as it may direct) any assignment, mortgage, power of attorney, proxy or other document, governed by the law of England or such other country as the Lender may, in any particular case, specify;
(b)	effect any registration or notarisation, give any notice or take any other step, which the Lender may, by notice to the Borrowers, specify for any of the purposes described in Clause 6.2 or for any similar or related purpose.
6.2	Purposes of further assurances
Those purposes are:
(a)	validly and effectively to create any Security Interest or right of any kind which the Lender intended should be created by or pursuant to the Loan Agreement or any other Finance Document, each as amended and supplemented by this Fourth Supplemental Agreement, and
(b)	implementing the terms and provisions of this Fourth Supplemental Agreement.
6.3	Terms of further assurances
The Lender may specify the terms of any document to be executed by the Borrowers or any other Security Party under Clause 6.1, and those terms may include any covenants, powers and provisions which the Lender considers appropriate to protect its interests.
6.4	Obligation to comply with notice
The Borrowers or any other Security Party shall comply with a notice under Clause 6.1 by the date specified in the notice.
7	FEES AND EXPENSES
7.1	Fees and Expenses
The provisions of clause 19 (fees and expenses) of the Loan Agreement shall apply to this Fourth Supplemental Agreement as if they were expressly incorporated in this Fourth Supplemental Agreement with any necessary modifications.
8	COMMUNICATIONS
8.1	General
The provisions of clause 27 (notices) of the Loan Agreement, as amended and supplemented by this Fourth Supplemental Agreement, shall apply to this Fourth Supplemental Agreement as if they were expressly incorporated in this Fourth Supplemental Agreement with any necessary modifications.

9	SUPPLEMENTAL
9.1	Counterparts
This Fourth Supplemental Agreement may be executed in any number of counterparts.
9.2	Third Party rights
A person who is not a party to this Fourth Supplemental Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Fourth Supplemental Agreement.
10	LAW AND JURISDICTION
10.1	Governing law
This Fourth Supplemental Agreement shall be governed by and construed in accordance with English law.
10.2	Incorporation of the Loan Agreement provisions
The provisions of clause 30 (law and jurisdiction) of the Loan Agreement, as amended and supplemented by this Fourth Supplemental Agreement, shall apply to this Fourth Supplemental Agreement as if they were expressly incorporated herewith with any necessary modifications.
THIS FOURTH SUPPLEMENTAL AGREEMENT has been duly executed as a Deed on the date stated at the beginning of this Fourth Supplemental Agreement.

EXECUTION PAGE

THE BORROWERS

SIGNED by DIMITRIOS GLYNOS	)	/s/ Dimitrios Glynos
for and on behalf of	)
BOONE STAR OWNERS INC.	)	/s/ Vassiliki Georgopouos
SOLICITOR WATSON, FARLEY & WILLIAMS 348 SYNGROU AVENUE 176 74 KALLITHEA ATHENS - GREECE

SIGNED by DIMITRIOS GLYNOS	)	/s/ Dimitrios Glynos
for and on behalf of	)
IOKASTI OWNING COMPANY LIMITED	)	/s/ Vassiliki Georgopouos
SOLICITOR WATSON, FARLEY & WILLIAMS 348 SYNGROU AVENUE 176 74 KALLITHEA ATHENS - GREECE

THE CORPORATE GUARANNTOR

SIGNED by DIMITRIOS GLYNOS	)	/s/ Dimitrios Glynos
for and on behalf of	)
DRYSHIPS INC.	)	/s/ Vassiliki Georgopouos
SOLICITOR WATSON, FARLEY & WILLIAMS 348 SYNGROU AVENUE 176 74 KALLITHEA ATHENS - GREECE

THE LENDER

SIGNED by Jason Dallas / Katerina Plesia	)	/s/ Jason Dallas
for and on behalf of	)
PIRAEUS BANK S. A.	)	/s/ Katerina Plesia

Witness to all the	)
above signatures	)	/s/ Nadine Akleh
Name:		NADINE AKLEH
Address:		SOLICITOR WATSON, FARLEY & WILLIAMS 348 SYNGROU AVENUE 176 74 KALLITHEA ATHENS - GREECE

COUNTERSIGNED on this 23rd day of December 2014 by the following parties, each of which, by its execution hereof confirms and acknowledges that it has read and understood the terms and conditions of the above Fourth Supplemental Agreement, that it agrees in all respects to the same and that the Finance Documents to which each is a party shall remain in full force and effect and shall continue to stand as security for the obligations of the Borrowers under the Loan Agreement.

/s/ Dimitrios Glynos
DIMITRIOS GLYNOS for and on behalf of FARAT SHIPPING COMPANY LIMITED

Dated 23 December 2014
/s/ Dimitrios Glynos
DIMITRIOS GLYNOS for and on behalf of LOTIS TRADERS INC.

Dated 23 December 2014
/s/ Dimitrios Glynos
DIMITRIOS GLYNOS for and on behalf of IALYSOS OWNING COMPANY LIMITED

Dated 23 December 2014

for and on behalf of TMS BULKERS LTD.

Dated 23 December 2014

COUNTERSIGNED on this ____ day of December 2014 by the following parties, each of which, by its execution hereof confirms and acknowledges that it has read and understood the terms and conditions of the above Fourth Supplemental Agreement, that it agrees in all respects to the same and that the Finance Documents to which each is a party shall remain in full force and effect and shall continue to stand as security for the obligations of the Borrowers under the Loan Agreement.

for and on behalf of FARAT SHIPPING COMPANY LIMITED

Dated __ December 2014

for and on behalf of LOTIS TRADERS INC.

Dated __ December 2014

for and on behalf of IALYSOS OWNING COMPANY LIMITED

Dated __ December 2014
/s/ Dr. Adriano Cefai
DR. ADRIANO CEFAI for and on behalf of TMS BULKERS LTD.	DR. ADRIANO CEFAI Director Mare Services Ltd 5/1 Merchant Street Valletta 1171

Dated __ December 2014